Exhibit 99.1

PERIODIC REPORT CERTIFICATION

of the Chief Executive Officer and Chief Financial Officer

I, Edward O. Lanphier II, Chief Executive Officer and Chief Financial Officer of Sangamo BioSciences, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report of the Company on Form 10-Q for the quarterly period ending  June 30, 2002, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Edward O. Lanphier II

Edward O. Lanphier II
Chief Executive Officer and Chief Financial Officer
August 14, 2002